UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2019

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 Horseblock Road, Medford, New York 11763
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (631) 924-1135

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.          Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 5, 2019, we, through our wholly owned subsidiary Chembio Diagnostic Systems Inc., entered into a commercial real estate lease with Myra Properties, LLC for new corporate headquarters comprised of 70,000 square feet of office, research and development, and warehouse space located at 555 Wireless Boulevard, Hauppauge, New York. The lease has an initial term of eleven years that can be extended, at our option, for two additional terms of five years each. Rent under the lease, which is payable in monthly installments, totals approximately $900,000 for the initial year and then increases by approximately three percent each succeeding year. The lease contains customary representations, warranties, covenants and termination provisions.

On February 5, 2019, we, through Chembio Diagnostic Systems Inc., also entered into an agreement of sublease with Reliance Communications of New Jersey, LLC, an affiliate of Myra Properties, LLC, to sublet space located at 91-1A Colin Drive, Holbrook, New York that currently provides us with warehouse space and supplemental administrative offices. We lease these premises from Sherwood Corporate Center, LLC pursuant to a commercial real estate lease dated February 4, 2013 that, as modified by an extension letter dated September 19, 2017, will terminate on April 30, 2020. The sublease has a term that will (a) commence on the later of March 18, 2019 and the date we vacate the premises and (b) terminate on April 29, 2020. Reliance Communications, Inc. will pay us 50% of our rent and additional rent payments, which will total approximately $100,000 per year during the term of the sublease.

The foregoing descriptions do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the lease and sublease, which are included as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description set forth in the first paragraph of Item 1.01 of this report, and the full text of the lease included as Exhibit 10.1 to this report, are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2019, Sharon Klugewicz notified us of her intention to resign as our Senior Vice President and Chief Quality and Regulatory Officer effective as of February 22, 2019.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Lease Agreement dated February 5, 2019 between Myra Properties, LLC, as lessor, and Chembio Diagnostic Systems Inc., as lessee

10.2	Agreement of Sublease dated February 5, 2019 between Chembio Diagnostic Systems Inc., as sublessor, and Reliance Communications of New Jersey, LLC, as sublessee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

CHEMBIO DIAGNOSTICS, INC.

Dated: February 11, 2019	By:	/s/ John J. Sperzel III
John J. Sperzel III
Chief Executive Officer and President